Exhibit 4.1

Execution Version

BOARDWALK PIPELINES, LP

as Issuer

BOARDWALK PIPELINE PARTNERS, LP

as Guarantor

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

as Trustee

$250,000,000

5.875% SENIOR NOTES DUE 2016

FIRST SUPPLEMENTAL INDENTURE

Dated as of April 18, 2013

to

INDENTURE

Dated as of November 21, 2006

TABLE OF CONTENTS

ARTICLE I AMENDMENTS TO THE ORIGINAL INDENTURE		1

Section 1.01	Amendment to Section 12.4	1

ARTICLE II MISCELLANEOUS		1

Section 2.01	Integral Part	1
Section 2.02	Adoption, Ratification and Confirmation	2
Section 2.03	Counterparts	2
Section 2.04	Governing Law	2
Section 2.05	Trustee Makes No Representation	2

- i -

FIRST SUPPLEMENTAL INDENTURE dated as of April 18, 2013 (this “First Supplemental Indenture”) among Boardwalk Pipelines, LP, a Delaware limited partnership (the “Partnership” or the “Issuer”), Boardwalk Pipeline Partners, LP, a Delaware limited partnership (together with its successors, the “Guarantor”), and The Bank of New York Mellon Trust Company, N.A., a national banking association, as trustee (the “Trustee”).

W I T N E S S E T H:

WHEREAS, the Issuer and the Guarantor have heretofore entered into an Indenture, dated as of November 21, 2006 (the “Original Indenture”), with The Bank of New York Mellon Trust Company, N.A. (formerly The Bank of New York Trust Company, N.A.), as trustee;

WHEREAS, the Original Indenture, as supplemented pursuant to this First Supplemental Indenture, is herein called the “Indenture”;

WHEREAS, pursuant to Section 7.1(d) of the Original Indenture, the Issuer proposes to supplement the Original Indenture to amend and restate Section 12.4 thereof;

WHEREAS, the amendments contained herein shall not materially adversely affect the interests of the Holders of the Notes (as such terms are defined in the Original Indenture) under the Original Indenture; and

WHEREAS, all conditions necessary to authorize the execution and delivery of this First Supplemental Indenture and to make it a valid and binding obligation of the Issuer and the Guarantor have been done or performed;

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

AMENDMENTS TO THE ORIGINAL INDENTURE

Section 1.01 Amendment to Section 12.4. Section 12.4 of the Original Indenture is hereby amended and restated in its entirety to read as follows:

“[Reserved].”

ARTICLE II

MISCELLANEOUS

Section 2.01 Integral Part. This First Supplemental Indenture constitutes an integral part of the Indenture.

Section 2.02 Adoption, Ratification and Confirmation. The Original Indenture, as supplemented and amended by this First Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.

Section 2.03 Counterparts. This First Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed an original; and all such counterparts shall together constitute but one and the same instrument.

Section 2.04 Governing Law. THIS FIRST SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 2.05 Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture. The recitals herein are deemed to be those of the Issuer and the Guarantor and not of the Trustee.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed and delivered, all as of the date first written above.

ISSUER:

BOARDWALK PIPELINES, LP

By:	Boardwalk Operating GP, LLC, its general partner

By:	Boardwalk Pipeline Partners, LP, its sole member

By:	Boardwalk GP, LP, its general partner

By:	Boardwalk GP, LLC, its general partner

By:	/s/ Jamie L. Buskill
Jamie L. Buskill
Chief Financial Officer

GUARANTOR:

BOARDWALK PIPELINE PARTNERS, LP

By:	Boardwalk GP, LP, its general partner

By:	Boardwalk GP, LLC, its general partner

By:	/s/ Jamie L. Buskill
Jamie L. Buskill
Chief Financial Officer

Signature Page to First Supplemental Indenture

TRUSTEE:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Lawrence M. Kusch
Name:	Lawrence M. Kusch
Title:	Vice President

Signature Page to First Supplemental Indenture